UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 15, 2009
PICO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California	033-36383	94-2723335

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

875 Prospect Street, Suite 301, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(858) 456-6022
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or By-Laws; Changes in Fiscal Year
On May 15, 2009, the Board of Directors of PICO Holdings, Inc. (the “Company”) amended and restated the bylaws of the Company (as amended and restated, the “Amended Bylaws”), which became effective immediately. The following is a summary of the principal changes effected by the adoption of the Amended Bylaws.
Advance Notice of Shareholder Business and Nominations
The prior bylaws provided advance notice provisions with respect to director nominations only, but did not specifically provide advance notice provisions governing shareholder business proposals. The Amended Bylaws (Section 2.13) supplements and restates the advance notice provisions of the Company’s prior bylaws with clarified procedures and deadlines that a shareholder must follow if it intends to bring business proposals or director nominations, as applicable, before a meeting of the shareholders. Among those changes, the Amended Bylaws:
•	Provides that for an annual meeting of the shareholders, written notice of a shareholder’s intention to make business proposals or nominate persons for election to the Board of Directors must be delivered to the Company not later than the ninetieth (90th) day or earlier than the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. If an annual meeting of shareholders is held more than thirty (30) days before or more than sixty (60) days after the first anniversary of the preceding year’s annual meeting, notice by the shareholder must be delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the Company’s first public announcement of the date of the annual meeting.

•	Provides that if the Board of Directors has determined that directors will be elected at a special meeting of the shareholders, written notice of a shareholder’s intention to nominate persons for election to the Board of Directors before such special meeting must be delivered to the Company not later than the ninetieth (90th) day or earlier than the one hundred twentieth (120th) day prior to the special meeting or the tenth (10th) day following the Company’s first public announcement of the date of the special meeting.

•	Provides specifications for the contents of the shareholder notice, including a brief description of the business to be brought before the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, information relating to the shareholder’s beneficial ownership of shares of the Company’s capital stock and any derivative security or other arrangement in the Company’s securities, and statements on whether the shareholder intends to deliver a proxy statement to holders of the Company’s outstanding capital stock or solicit proxies in support of its proposal or nomination.
Indemnification of Directors, Officers, Employees and Other Agents
The prior bylaws provided that the Company was permitted, but was not required, to indemnify its directors, officers, employees and other agents in connection with any proceeding arising out of or in connection with their service to the Company. In addition the previous bylaws did not explicitly provide for advancement of expenses. The Amended Bylaws require, among other things, mandatory indemnification of the Company’s officers and directors. The Amended Bylaws also make the advancement of expenses to the Company’s directors and officers mandatory if the Company receives an undertaking from such person to repay amounts advanced to the director or officer if it is ultimately determined that such person was not entitled to indemnification.
General
In addition to the amendments described above, the Amended Bylaws include changes to update language to comply or be consistent with California law.
The foregoing description of the Amended Bylaws contained in this report do not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of PICO Holdings, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICO HOLDINGS, INC.
Date: May 19, 2009	By:	/s/ James F. Mosier
James F. Mosier
General Counsel and Secretary